Exhibit 99.1

Press Release
January 29, 2021

2 North Broadway
Lebanon, Ohio 45036

Company Contact:                    Investor and Media Contact:
Eric J. Meilstrup                        Andrew M. Berger
President, Chief Executive Officer                Managing Director
LCNB Corp,                        SM Berger & Company, Inc.
(513) 932-1414                        (216) 464-6400
emeilstrup@lcnb.com                    andrew@smberger.com

LCNB CORP. REPORTS FINANCIAL RESULTS FOR
THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020
Annual Diluted Earnings Per Share Increased 7.6% Year-over-Year to a Record of $1.55
Record Fiduciary Income, Driven by a 44.2% Year-over-Year Increase in Trust and Investment Assets
Strong Credit Quality with Annual Net Charge-offs to Average Loans of 3 Basis Points
Fourth Quarter Return on Average Tangible Equity of 12.83%, up 120 Basis Points Year-over-Year
Total Assets Managed Increased 16.3% Year-over-Year to a Record $2.9 Billion

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three and twelve months ended December 31, 2020.

Net income for the 2020 fourth quarter was $5,742,000, compared to $4,830,000 for the same period last year. Earnings per basic and diluted share for the 2020 fourth quarter were $0.44, compared to $0.37 for the same period last year. Net income for the twelve-month period ended December 31, 2020 was $20,075,000, compared to $18,912,000 for the same period last year. Earnings per basic and diluted share for the twelve-month period ended December 31, 2020 were $1.55, compared to $1.44 for the same period last year. The efficiency ratio improved by 137 basis points, moving from 64.76% for 2019 to 63.39% for 2020.

Earnings, before provisions for loan losses and income taxes, increased 13.4% to $6,874,000 for the 2020 fourth quarter compared to $6,062,000 for the same period last year. For the twelve-month period ended December 31, 2020, earnings, before provisions for loan losses and income taxes, increased 12.7% to $26,174,000, compared to $23,232,000 for the twelve-month period ended December 31, 2019.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “LCNB’s record 2020 earnings reflect the valuable financial services we provide our communities, our conservative approach to risk, and the success of our diversified business model. Most importantly, 2020 demonstrates the dedication of our 361 employees and I am humbled by our team’s resiliency and strong operating performance throughout 2020 and the COVID-19 pandemic.”

Mr. Meilstrup continued, “Despite unprecedented economic challenges related to the COVID-19 crisis, our asset quality remained strong and we experienced stable year-over-year trends in both net charge-offs to average loans and nonperforming assets to total assets. In addition, at December 31, 2020, we only had ten loans in short-term deferral status totaling $20,576,000, which represents a 94.8% decline from the amount of deferrals at June 30, 2020. Strong asset quality performance is a direct result of our conservative lending culture and stable economic trends within our Southwest and Central Ohio markets.”

“We remain focused on building upon 2020’s accomplishments by continuing to offer our communities leading and diversified financial services, maintaining strong asset quality, managing both our cost of funds and non-interest expenses, and increasing non-interest income. We believe we have a proven platform to drive sustainable growth and create long-term value for our shareholders,” concluded Mr. Meilstrup.

Net interest income for the three months ended December 31, 2020 was $14,513,000, compared to $13,847,000 for the comparable period in 2019. Net interest income for the twelve-month period ended December 31, 2020 increased $1,812,000 to $56,218,000, as compared to $54,406,000 in the same period last year. Favorably contributing to the variances for both the three- and twelve- month periods were market driven decreases in the average rates paid on deposits, aided by a shift from higher cost certificates of deposit to lower cost demand and savings products.

Non-interest income for the three and twelve months ended December 31, 2020 was, respectively, $1,083,000 and $3,393,000 greater than the comparable periods in 2019 primarily due to increases in fiduciary income and gains from sales of loans. The increase for the twelve-month period also included gains from the sale of equity securities, which is recorded in other operating income in the consolidated condensed statements of income, gains from the sale of debt securities, and an increase in income from bank owned life insurance. Income from bank owned life insurance increased year-to-date partially due to new policies purchased in the fourth quarter of 2019 and partially due to a mortality benefit received during the first quarter of 2020.

Non-interest expense for the three and twelve months ended December 31, 2020 was respectively, $937,000 and $2,263,000 greater than the comparable periods in 2019, primarily due to increases in salaries and employee benefits. Salaries and employee benefits increased primarily due to salary and wage increases and newly hired employees, including additional business development positions. An increase in health insurance costs also contributed to the increase in salaries and employee benefits.

Asset Quality
For the 2020 fourth quarter, LCNB recorded a $151,000 credit for loan losses, compared to a credit of $6,000 for the 2019 fourth quarter. The provision for loan losses for the year ended December 31, 2020 was $2,014,000, compared to $207,000 for the year ended December 31, 2019. The $1,807,000 year-over-year increase in the provision for loan losses was partially due to adjustments for potential impacts from the economic recession caused by the COVID-19 pandemic.

Net charge-offs for the 2020 fourth quarter were $95,000, or 0.03% of average loans, annualized, compared to $115,000, or 0.04% of average loans, for the same period last year. For the 2020 twelve-month period, net charge-offs were $331,000, or 0.03% of average loans, compared to $207,000, or 0.02% of average loans for the 2019 twelve-month period.

Non-accrual loans and loans past due 90 days or more and still accruing interest increased $508,000, from $3,210,000 or 0.26% of total loans at December 31, 2019 to $3,718,000 or 0.29% of total loans at December 31, 2020. Nonperforming assets to total assets was 0.21% at December 31, 2020 and at December 31, 2019.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:
1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.the significant risks and uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of LCNB's work from home arrangements and staffing levels in operational facilities, the impact of market participants on which LCNB relies, and actions taken by governmental authorities and other third parties in response to the pandemic;
3.LCNB’s ability to integrate recent and future acquisitions may be unsuccessful, or may be more difficult, time-consuming, or costly than expected;
4.LCNB may incur increased charge-offs in the future;
5.LCNB may face competitive loss of customers;
6.changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
7.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
8.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
9.LCNB may experience difficulties growing loan and deposit balances;
10.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
11.deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;
12.difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
13.adverse weather events and natural disasters and global and/or national epidemics; and
14.government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.